UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2014

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 650, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective as of December 30, 2014 (the “effective date”), we entered into a loan and security agreement (the “credit facility”) with Oxford Finance LLC (“Oxford”), as collateral agent, and the lenders party thereto from time to time (the “Lenders”), including Oxford and Silicon Valley Bank (“SVB”), pursuant to which the Lenders agreed to make term loans and a revolving line available to us for working capital and general business purposes, in a principal amount of up to $20 million in term loan commitments and $4 million in revolving line commitments. Upon the entry into the credit facility, we were required to pay the Lenders a term loan facility fee of $200,000 and a revolving line commitment fee of $32,000. Three additional $32,000 revolving line commitment fees will be due and payable to the Lenders on each of the first, second, and third anniversaries of the effective date or upon termination of the revolving line. The credit facility is secured by substantially all of our personal property other than our intellectual property. Under the terms of the credit facility, we cannot grant an interest in our intellectual property to any other person.

The term loan under the credit facility bears interest at an annual rate equal to the greater of (i) 8.75% and (ii) the sum of (a) the “prime rate” rate reported in the Wall Street Journal on the date occurring on the last business day of the month that immediately precedes the month in which the interest will accrue, plus (b) 5.25%. Each revolving advance under the credit facility bears interest at an annual rate equal to the sum of (a) the “prime rate” rate reported in the Wall Street Journal on the date occurring on the last business day of the month that immediately precedes the month in which the interest will accrue, plus (b) 4.75%. We are required to make interest-only payments on the term loan through (i) January 1, 2016 or (ii) if we achieve trailing twelve month consolidated revenues of at least $50 million, July 1, 2016. The term loan under the credit facility will begin amortizing at the end of the applicable interest-only period, with equal monthly payments of principal plus interest being made by us to the Lenders in consecutive monthly installments following such interest-only period until the credit facility matures on December 1, 2018. Upon repayment of the term loan, we are also required to make a final payment to the Lenders equal to 5% of the original principal amount of the term loan funded.

At our option, we may prepay the outstanding principal balance of the term loan in whole but not in part, subject to a prepayment fee of 3% of any amount prepaid if the prepayment occurs through and including the first anniversary of the funding date of such term loan, 1.5% of the amount prepaid if the prepayment occurs after the first anniversary of the funding date of the term loan through and including the second anniversary of the funding date of the term loan, and 1% of any amount prepaid after the second anniversary of the funding date of the term loan and prior to the maturity date.

The credit facility includes affirmative and negative covenants applicable to us and any subsidiaries we create in the future. The affirmative covenants include, among others, covenants requiring us to maintain our legal existence and governmental approvals, deliver certain financial reports, maintain insurance coverage and satisfy certain requirements regarding accounts receivable. The negative covenants include, among others, restrictions on our transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, selling assets and suffering a change in control, in each case subject to certain exceptions.

The credit facility also includes events of default, the occurrence and continuation of which could cause interest to be charged at the rate that is otherwise applicable plus 5.0% and would provide Oxford, as collateral agent, with the right to exercise remedies against us and the collateral securing the credit facility, including foreclosure against our properties securing the credit facilities, including our cash. These events of default include, among other things, our failure to pay any amounts due under the credit facility, a breach of covenants under the credit facility, our insolvency, a material adverse change, the occurrence of any default under certain other indebtedness in an amount greater than $400,000, one or more judgments against us in an amount greater than $400,000 individually or in the aggregate and any action by the U.S. Food and Drug Administration that limits or prohibits our ability to sell or market Zohydro ER.

On the effective date of the credit facility, in connection therewith, we issued to Oxford and SVB warrants to purchase up to 508,476 shares of our common stock, par value $0.001 per share, at an exercise price of $1.18 per share. The warrants may be exercised either for cash or on a cashless basis. The warrants expire ten years from each date of issuance. Additionally, in the event of our acquisition for cash or marketable securities, either the Lenders shall exercise their warrants or such warrants will expire immediately prior to the consummation of such acquisition.

The warrants and the loan and security agreement, which are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1 to this Current Report on Form 8-K, are incorporated herein by reference. The foregoing description of the credit facility, warrants and loan and security agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 3.02.	Unregistered Sale of Equity Securities.

The warrants described in Item 2.03 above were offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933 (the “Securities Act”). The warrant agreement contains representations to support our reasonable belief that Oxford and SVB had access to information concerning our operations and financial condition, that Oxford and SVB are acquiring the warrants for their own accounts and not with a view to the distribution thereof, and that each of Oxford and SVB is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Warrant, dated December 30, 2014, issued to Oxford Finance LLC.

4.2	Warrant, dated December 30, 2014, issued to Silicon Valley Bank.

10.1	Loan and Security Agreement by and among Zogenix, Inc., Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time, including Oxford Finance LLC and Silicon Valley Bank, dated as of December 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: December 31, 2014	By:	/s/ Ann D. Rhoads
	Name:	Ann D. Rhoads
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBITS

Exhibit Number	Exhibit Description

4.1	Warrant, dated December 30, 2014, issued to Oxford Finance LLC.

4.2	Warrant, dated December 30, 2014, issued to Silicon Valley Bank.

10.1	Loan and Security Agreement by and among Zogenix, Inc., Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time, including Oxford Finance LLC and Silicon Valley Bank, dated as of December 30, 2014.